NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS AUTHORIZED BY THE BANKRUPTCY COURT.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - x
      In re                   :
                              :      Chapter 11
 HOME HOLDINGS INC.,          :      Case No. 98 B 40319 (JHG)
                              :
                  Debtor.     :
                              :
- - - - - - - - - - - - - - - x

                        BALLOT FOR ACCEPTING OR REJECTING
              AMENDED PLAN OF REORGANIZATION OF HOME HOLDINGS INC.

                          (Class 6 Junior Note Claims)

            You are receiving this Ballot either because Home Holdings Inc. (the "Debtor") has listed you as a creditor in its Chapter 11 schedules or because you filed a proof of claim with the Bankruptcy Court.

            If your claim has not been paid and is liquidated, undisputed, and not contingent, your claim has been provisionally allowed for the purpose of voting as a Class 6 creditor to accept or reject the Debtor's Amended Plan of Reorganization, dated March 3, 1998 (the "Plan"), in the amount for which such claim has been scheduled or filed. The Ballot is neither a proof of claim form, nor an admission by the Debtor of the nature, validity, or amount of your claim. Under the Plan, Class 6 claims are impaired, and the holders of such claims therefore are entitled to vote to accept or reject the Plan.

            The Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of two-thirds in amount and more than one-half in number of claims in each class voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. ss. 1129(b). To have your vote count, you must complete and return this ballot.

            PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT SO THAT IT IS RECEIVED BY 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 27, 1998 BY THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT THE FOLLOWING ADDRESS:

            MacKenzie Partners, Inc.
            156 Fifth Avenue
            New York, New York 10010
            Att'n: Home Holdings Inc.
                   Ballot Tabulation

                 BALLOTS CAST BY FACSIMILE WILL NOT BE COUNTED.
         PLEASE READ THE ATTACHED INSTRUCTIONS ON RETURNING YOUR BALLOT.

            Creditors may not split their vote on the Plan. If you are submitting a vote with respect to a Class 6 Junior Note Claim that you hold, you must vote your entire claim in the same way (i.e., all "accept" or all "reject").

            An authorized signatory of a holder of a Class 6 Junior Note Claim may execute this Ballot, but must provide the name and address of the holder of such claim on this Ballot and may be required to submit evidence to the Bankruptcy Court demonstrating such signatory's authorization to vote on behalf of such holder. Authorized signatories voting on behalf of more than one holder of a Class 6 Junior Note Claim must complete a separate Ballot for each such holder.

            You may receive multiple mailings containing Ballots. You should vote only one Ballot that you receive for all of your Class 6 Junior Note Claim. You must provide all of the information requested by this Ballot. Failure to do so may result in the disqualification of your vote.

Item 1. Face Amount Of Claim.

I hereby certify that I am a creditor holding a claim on account of Junior Note Claims in the face amount of $__________________ [fill in blank], or such creditor's authorized agent.

Item 2. Vote On Plan. (Please check one.)

            The undersigned:  |_|   ACCEPTS (votes FOR) the Plan.

                              |_|   REJECTS (votes AGAINST) the Plan.

Item 3. By signing this Ballot, the undersigned certifies that he/she is either
(i) a creditor with a claim to which this Ballot pertains that is designated in the class of Class 6 Junior Note Claims, or (ii) an authorized signatory for such a creditor, and has full power and authority to vote to accept or reject the Plan.

            The undersigned also acknowledges that his/her vote to accept or reject the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

                        Name Of Voter:________________________________________
                                             (Print Or Type)

                        Social Security Or Federal Tax I.D. No.:______________

                        Signature: ___________________________________________

                        By: __________________________________________________

                        Print Or Type Name:___________________________________

                        Title:________________________________________________

                        Address: _____________________________________________

                        Telephone Number: ____________________________________

                        Date Completed:_______________________________________

   THE VOTING DEADLINE IS 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 27, 1998. PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED BY THIS BALLOT.
    IFYOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES,
     PLEASE CALL THE INFORMATION AGENT AT (212) 929-5500 OR (800) 322-2885.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

            Home Holdings Inc. is soliciting your vote on its Amended Plan Of Reorganization, dated March 3, 1998 (the "Plan"), referred to in its Amended Disclosure Statement, dated January 15, 1998, as amended on February 26 and March 3, 1998 (the "Disclosure Statement"). Please review the Disclosure Statement and Plan carefully before you vote. Unless otherwise defined, capitalized terms used herein and in the Ballot have the meanings ascribed to them in the Plan.

            To have your vote count, you must complete, sign, and return this Ballot to the address set forth on the enclosed, pre-addressed, return envelope provided. Unsigned Ballots will not be counted. Ballots must be received by the Information Agent, by 5:00 P.M., Eastern Standard Time, on March 27, 1998. Do not deliver completed Ballots to the Information Agent by facsimile. Ballots cast by facsimile will not be counted.

            To complete the Ballot properly, take the following steps:

            (a) Make sure that the information required by Item 1 has been inserted. If you do not have the amount of your claim, please contact the Information Agent at (212) 929-5500 or (800) 322-2885.

            (b) Cast your vote either to accept or reject the Plan by checking the proper box in Item 2.

            (c) Read Item 3 carefully.

            (d) Sign and date your Ballot.

            (e) If you believe that you have received the wrong ballot, please contact the Information Agent at (212) 929-5500 or (800) 322-2885, immediately.

            (f) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with such person or entity and the capacity in which you are signing.

            (g) Provide your name and mailing address (i) if different from the printed address that appears on the Ballot, or (ii) if no pre-printed address appears on the Ballot.

            (h) Return your Ballot using the enclosed return envelope.

            The Ballot should be returned by mail in the pre-addressed envelope provided with the Ballot so that it will be received by the Information Agent by the Voting Deadline.

                        PLEASE MAIL YOUR BALLOT PROMPTLY!
    IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES,
              PLEASE CALL THE INFORMATION AGENT AT (212) 929-5500.


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